SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2011 (December 7, 2011)

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 366-4841
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

On December 7, 2011, Neuralstem, Inc. (“Company”) held its 2011 Annual Meeting at its headquarters located at 9700 Great Seneca Highway, Rockville, Maryland 20850, at 12:00 p.m. local time.   Only stockholders of record as of the close of business on October 21, 2011 (“Record Date”) were entitled to vote at the 2011 Annual Meeting.  As of the Record Date, 48,682,118 shares of the Company’s common stock were outstanding and entitled to vote at the 2011 Annual Meeting, of which 40,319,474 shares were represented, in person or by proxy, and which consitituted a quorum.  The final results of the stockholder vote on each proposal brought before the meeting were as follows:

(a)   Proposal 1.  Each of the two (2) Class III Director nominees to serve for a three-year term expiring at the 2014 Annual Meeting was elected based upon the following votes:

			Broker
Nominee	Votes For	Votes Withheld	Non-Votes
I. Richard Garr	13,343,736	58,388	26,917,350
Karl Johe, Ph.D	13,333,573	68,551	26,917,350

(b)           Proposal 2. The ratification of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
40,123,111	85,027	111,336	--

(c)           Proposal 3. The non-binding advisory vote on executive compensation was approved based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
12,398,874	954,752	48,498	26,917,350

(d)           Proposal 4. The non-binding advisory vote on the frequency of holding future advisory votes on executive compensation received the following votes:

				Broker
1 Year	2 Years	3 Years	Abstentions	Non-Votes
1,981,120	202,929	11,193,813	24,262	26,917,350

In light of the stockholder voting results at the 2011 Annual Meeting, in which “3 Years” received the highest number of votes cast on the frequency proposal, the Company’s Board of Directors (the “Board”) has determined that future stockholder advisory (non-binding) votes on compensation of executives will occur every 3 years, commencing with the 2014 Annual Meeting of Stockholders of the Company and occurring every three years thereafter or until the Board determines otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Neuralstem, Inc.

Date: December 8, 2011	By:	/s/ Richard Garr
Richard Garr
Chief Executive Officer